EXHIBIT 23.0
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-110582 and 333-160920) pertaining to the Innovative Designs, Inc. 2003 Stock Grant Plan of our report dated January 27, 2009, with respect to the financial statements of Innovative Designs, Inc., included in this Annual Report (Form 10-K/A) for the year ended October 31, 2008.

/s/ Louis Plung & Company, LLP

Pittsburgh, Pennsylvania
January 27, 2009